Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S 3 (No. 333-174632) and S-8 (Nos. 333-97061, 333-117798, 333-136328, 333-145125, 333-175275, 333-183102) of LeapFrog Enterprises, Inc. of our report dated June 15, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

San Francisco

June 15, 2015